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                                                             Exhibit 10(iii)A(3)

                                 AMENDMENT NO. 1
                                       TO
                 ACUITY BRANDS, INC. 2001 NONEMPLOYEE DIRECTORS'
                                STOCK OPTION PLAN

         THIS AMENDMENT made as of the 20th day of December, 2001, by ACUITY BRANDS, INC. (the "Company"):

                               W I T N E S S E T H

         WHEREAS, the Company has previously established the Acuity Brands, Inc. 2001 Nonemployee Directors' Stock Option Plan ("Plan") to provide nonemployee directors an opportunity to purchase stock in the Company; and

         WHEREAS, the Company now desires to amend the Plan in the manner provided below;

         NOW, THEREFORE, the Plan is hereby amended as follows:

                                       1.

         Section 5 of the Plan is hereby amended by adding a new Section 5.3 as provided below and renumbering current Sections 5.3 through 5.9 as Sections 5.4 through 5.10:

         "5.3     Discretionary Grant. The Board (or a Committee designated for such purpose by the Board) may from time to time grant Options to Nonemployee Directors in addition to those provided for in Sections 5.1 and 5.2 above. The Board (or a Committee of the Board) shall have the sole discretion to determine whether to grant such Options and the number of Options to grant a Nonemployee Director. The purchase price for the Shares under each Option granted under this
Section 5.3 shall be not less than 100% of the Fair Market Value of a Share on the date the Option is granted. Unless otherwise provided in the Option Agreement, the terms of such Options shall follow the general terms of the Plan. The Board (or Committee) may in making a discretionary grant pursuant to this
Section 5.3 combine such grant with a grant under Sections 5.1 and 5.2 above and issue such grant pursuant to a single Option Agreement."

                                       2.

         This Amendment No. 1 shall be effective as of the date hereof. Except as hereby modified, the Plan shall remain in full force and effect.


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         IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed by its duly authorized officer as of the date first above written.

                                       ACUITY BRANDS, INC.



                                       By: /s/James S. Balloun
                                          -------------------------------------


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